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214342.004(B&F)

               AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

                                       OF

                               DIGENE CORPORATION


         Digene Corporation, a corporation organized and existing under the laws of the State of Delaware (the "Corporation"), hereby certifies as follows:

         1. The name of the Corporation is Digene Corporation. The Corporation was originally incorporated under the name Digene Diagnostics, Inc., and the original Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on September 10, 1987.

         2. This Amended and Restated Certificate of Incorporation restates and integrates, and also further amends, the provisions of the Certificate of Incorporation of the Corporation, as heretofore amended or supplemented. This Amended and Restated Certificate of Incorporation was proposed by the Board of Directors of the Corporation in the manner and by the vote prescribed by
Section 242 of the General Corporation Law of the State of Delaware (the "DGCL"). This Amended and Restated Certificate of Incorporation was adopted by the stockholders of the Corporation in the manner and by the vote prescribed by
Section 242 of the DGCL by a written consent in accordance with Section 228(a) of the DGCL. Written notice of the taking of this corporate action by the stockholders without a meeting by less than unanimous written consent has been given to those stockholders who did not consent in writing, in accordance with
Section 228(d) of the DGCL. The text of the Certificate of Incorporation, as heretofore amended or supplemented, is hereby restated and amended to read in its entirety as follows:

         FIRST.  The name of the Corporation is Digene Corporation.

         SECOND. The location of the registered office of the Corporation in the State of Delaware is at 1013 Centre Road, City of Wilmington, County of New Castle 19805. The registered agent at this address is Corporation Service Company.

         THIRD. The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware (the "DGCL").

         FOURTH. The aggregate number of shares which the Corporation shall have the authority to issue and the class and the par value per share are as follows:
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
                                                                             PAR VALUE
            CLASS                            SHARES                          PER SHARE
            -----                            ------                          ---------
         Common Stock                      50,000,000                             $.01
         Preferred Stock                    1,000,000                             $.10

The number of authorized shares of any such class or classes of stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the stock of the Corporation entitled to vote, voting together as a class.

         The relative rights, preferences, and limitations of the shares of each class shall be as follows:

                 (a)      Common Stock.

                          (1)     Voting.  The holders of Common Stock shall be
entitled to vote on all matters to be voted upon by stockholders as may be specifically required by law or in the Corporation's Bylaws, including the election of directors. Each holder of Common Stock shall be entitled to one vote per share.

                          (2)     Dividends.  Subject to all of the rights of
the holders of Preferred Stock, dividends may be paid on the shares of Common Stock out of the assets of the Corporation legally available for the payment of such dividends, as and when appropriately declared by the Board of Directors.

                 (b)      Preferred Stock.

         The Board of Directors is authorized, subject to limitations prescribed by law and the provisions of this Article FOURTH, to provide for the issuance of the shares of Preferred Stock in classes or series, and by filing a certificate pursuant to the applicable law of the State of Delaware, to establish from time to time the number of shares to be included in each such class or series, and to fix the designation, powers, preferences and rights of the shares of each such class or series and the qualifications, limitations or restrictions thereof.

         The authority of the Board of Directors with respect to each class or series shall include, but not be limited to, determination of the following:

                          (1)  The number of shares constituting that class or
series and the distinctive designation of that class or series;

                          (2)  The dividend rate on the shares of that class or
series, whether dividends shall be cumulative, and, if so, from which date or dates, and the relative rights of priority, if any, of payment of dividends on shares of that class or series;




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                          (3)  Whether that class or series shall have voting
rights, in addition to the voting rights provided by law, and, if so, the terms of such voting rights;

                          (4)  Whether that class or series shall have
conversion privileges, and, if so, the terms and conditions of such conversion, including provision for adjustment of the conversion rate in such events as the Board of Directors shall determine;

                          (5) Whether or not the shares of that class or series
shall be redeemable, and, if so, the terms and conditions of such redemption, including the date or dates upon or after which they shall be redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates;

                          (6)  Whether that series shall have a sinking fund
for the redemption or purchase of shares of that class or series, and, if so, the terms and amount of such sinking fund;

                          (7)  The rights of the shares of that class or series
in the event of voluntary or involuntary liquidation, dissolution or winding up of the Corporation, and the relative rights of priority, if any, of payment of shares of that class or series; and

                          (8)  Any other relative rights, preferences and
limitations of that class or series.

         Dividends on outstanding shares of Preferred Stock shall be paid or declared and set apart for payment before any dividends shall be paid or declared and set apart for payment on the Common Stock with respect to the same dividend period.

         If upon any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the assets available for distribution to holders of shares of Preferred Stock of all series shall be insufficient to pay such holders the full preferential amount to which they are entitled, then such assets shall be distributed ratably among the shares of all classes or series of Preferred Stock in accordance with the respective preferential amounts (including unpaid cumulative dividends, if any) payable with respect thereto.

         FIFTH. (a) The Board of Directors shall be divided, with respect to the terms for which they severally hold office, into three classes, as nearly equal in number as possible, one class to hold office initially for a term expiring at the next succeeding annual meeting of stockholders ("Class I"), another class to hold office initially for a term expiring at the second succeeding annual meeting of stockholders ("Class II") and another class to hold office initially for a term expiring at the third succeeding annual meeting of stockholders ("Class III"), with the members of each class to hold office until their successors are duly elected and qualified. At each annual meeting of the stockholders of the Corporation, the successors to the class of directors whose term expires at such meeting shall be elected to hold office expiring at the annual meeting of stockholders held in the third year following the year of their election.





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                 (b)      The number of directors of the Corporation initially
shall be four, which number may be increased or decreased pursuant to the Bylaws of the Corporation. The names and class of the directors who shall serve as directors until their successors are duly elected and qualify are:

                 NAME                              CLASS
                 ----                              -----
                 John J. Whitehead                 Class I
                 Charles M. Fleischman             Class II
                 Joseph M. Migliara                Class II
                 Evan Jones                        Class III

         SIXTH: In furtherance of and not in limitation of powers conferred by statute, it is further provided:

                 (a)  Election of directors need not be by written ballot.

                 (b) The Board of Directors is expressly authorized to adopt, amend or repeal the Bylaws of the Corporation.

         SEVENTH. Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof, or on the application of any receiver or receivers appointed for this Corporation under the provisions of Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under the provisions of Section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all of the stockholders or class of stockholders, of this Corporation, as the case may be, and also on this Corporation.

         EIGHTH. Except to the extent that the DGCL prohibits the elimination or limitation of liability of directors for breaches of fiduciary duty, no director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for any breach of fiduciary duty as a director, notwithstanding any provision of law imposing such liability. No amendment to or repeal of this provision shall apply to or have any effect on the liability or





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alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment.

         NINTH. (a) Each person who was or is a party or is threatened to be made a party to or is involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the DGCL, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) actually and reasonably incurred or suffered by such person in connection therewith, and such indemnification shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that, except as provided in Section (b) of this Article NINTH, the Corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation. The right to indemnification conferred in this Article NINTH shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition; provided, however, that, if the DGCL requires, the payment of such expenses incurred by a director or officer in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of a proceeding, shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under this Article NINTH or otherwise. The Corporation may, by action of its Board of Directors, provide indemnification to employees and agents of the Corporation with the same scope and effect as the foregoing indemnification of directors and officers.

                 (b) If a claim under Section (a) of this Article NINTH is not paid in full by the Corporation within thirty days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in





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advance of its final disposition where the required undertaking, if any is required, has been tendered to the Corporation) that the claimant has not met the standards of conduct which make it permissible under the DGCL for the Corporation to indemnify the claimant for the amount claimed, but the burden of providing such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the DGCL, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

                 (c) The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this Article NINTH shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, bylaw, agreement, vote of stockholders or disinterested directors or otherwise.

                 (d) The Corporation may maintain insurance, at its expense, to protect itself and any person who is or was a director, officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any such expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the DGCL.

         TENTH: The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute and the Certificate of Incorporation, and all rights conferred upon stockholders herein are granted subject to this reservation.





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         IN WITNESS WHEREOF, the Corporation has caused this Amended and
Restated Certificate of Incorporation to be signed by Evan Jones, its President, and attested to by Charles M. Fleischman, its Secretary, as of this _____ day of May, 1996.

                                         DIGENE CORPORATION


                                         By:
                                             -------------------------------
                                                 Evan Jones, President



ATTEST:


By:
    --------------------------------------
         Charles M. Fleischman, Secretary





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